SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          August 19, 2005
                                                --------------------------------

Commission        Registrant, State of Incorporation,        I.R.S. Employer
File Number       Address and Telephone Number               Identification No.

1-5072            Savannah Electric and Power Company        58-0418070
                  (A Georgia Corporation)
                  600 East Bay Street
                  Savannah, Georgia 31401
                  (912) 644-7171

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

                See MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - "FERC and Georgia PSC Matters - Retail Fuel Cost Recovery" of Savannah Electric and Power Company (Savannah Electric) in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. On August 19, 2005, Savannah Electric filed for a fuel cost recovery rate increase. The requested increase will allow for the recovery of fuel costs based on an estimate of future fuel costs, as well as the collection of the existing under recovery of fuel expenses over a three-year period. The amount under recovered at July 31, 2005 was approximately $47.6 million. The Georgia Public Service Commission is expected to rule on this matter by late November 2005. The outcome of this matter cannot be determined at this time.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 19, 2005                   SAVANNAH ELECTRIC AND POWER COMPANY



                                         By /s/Wayne Boston
                                             Wayne Boston
                                          Assistant Secretary